UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): August 5, 2015 (August 3, 2015)

Akorn, Inc.
(Exact Name of Registrant as Specified in Charter)

Louisiana	001-32360	72-0717400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1925 W. Field Court, Suite 300 Lake Forest, Illinois 60045
(Address of principal executive offices)

(847) 279-6100
(Registrant's telephone number, including area code)

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2015, Akorn, Inc. (the "Company") issued a press release announcing that on August 3, 2015, Timothy A. Dick, Senior Vice President and Chief Financial Officer, tendered his resignation, effective immediately, to pursue other interests. The Company is working with Mr. Dick to finalize the terms of Mr. Dick's departure.

In connection with Mr. Dick's departure as the Company's Chief Financial Officer, on August 3, 2015 Randall Pollard was named Chief Accounting Officer and interim Chief Financial Officer and until a permanent Chief Financial Officer is named, Mr. Pollard will continue to serve as Vice President, Corporate Controller during this interim period.

Mr. Pollard, age 44, joined Akorn in April 2015 from Novartis Pharmaceuticals, where he most recently served as the head of accounting and reporting for Novartis' generic division, Sandoz. During his tenure at Novartis, Mr. Pollard also served as Controller of the Sandoz division. Prior to Novartis/Sandoz, he had served in various financial leadership roles at Wyeth and Mayne Pharma. Mr. Pollard began his career in public accounting at Arthur Andersen. Mr. Pollard is a Certified Public Accountant and holds a B.S. in Accounting from Pennsylvania State University and an MBA from Fairleigh Dickinson University.

A copy of the press release is furnished as Exhibit 99.1 to this report, and is incorporated herein by reference. The information in Exhibit 99.1 shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. See attached exhibit index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2015	Akorn, Inc.
	By:	/s/ JOSEPH BONACCORSI Joseph Bonaccorsi Secretary

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Press release issued by the Company on August 4, 2015.